EXHIBIT 10.2

FIRST AMENDMENT TO NON-REVOLVING CREDIT FACILITY AGREEMENT

This first amendment to non-revolving credit facility agreement (the “First Amendment”) is made and entered into as of April 7, 2025 (the “Amendment Date”) by and between Body and Mind, Inc., a Nevada corporation (the “Borrower”), and Bengal Catalyst Fund, LP, a Delaware limited partnership (the “Lender”). As used herein, the Borrower and the Lender may individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Borrower and the Lender entered into that certain non-revolving credit facility agreement effective as of October 24, 2024, (the “Credit Facility”) wherein Lender agreed to lend up to $2,317,729.20 (the “Maximum Credit Balance”) to the Borrower in the form of a non-revolving credit note;

WHEREAS, in light of the Borrower’s recent payment of $833,334.00 against the current Loan Amount (as defined in the Credit Facility), the Borrower desires to reborrow $ 833,334.00 (the “Revolving Credit Balance”) and the Lender is willing to allow the Revolving Credit Balance to be reborrowed under the same terms as the non-revolving credit note (as amended herein);

WHEREAS, the parties acknowledge that as of the Amendment Date, the Borrower is in default under the terms of the Credit Facility, and by this First Amendment, the Lender has agreed to waive the default for a period of sixty (60) calendar days from the Amendment Date (the “Forbearance Period”) and grants a forbearance on exercising any Event of Default remedies it has under the Credit Facility during the Forbearance Period;

WHEREAS, the Parties desire to amend the Credit Facility with this First Amendment to reflect the Revolving Credit Balance and to further amend and modify certain terms and provisions as set forth below (the Credit Facility together with this First Amendment, being the “Agreement”).

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Definitions. All capitalized or defined terms contained in this First Amendment, unless otherwise defined, shall have the meanings given to them in the Credit Facility. All capitalized terms used and defined in the First Amendment shall be incorporated by reference into the Credit Facility as new definitions.

2. Global Intent. The overall intent of the Parties in entering into this First Amendment is: (i) to provide mechanics to allow for part of the Maximum Credit Balance to be revolving (with the remainder amount to continue as non-revolving), (ii) to modify the interest rate on all borrowed funds to 24% so long as the Loan Amount is $1,700,000 or more, and (iii) to make additional mechanical changes effectuate the foregoing. The Parties intend for all of the other terms and provisions of the Credit Facility to apply as equally or comparably as possible, mutatis mutandis, to the intent of the Parties in every respect within the original spirit and context of the Credit Facility.

3. Amendments.

a. Amendment of Section 1.11. Section 1.11 is hereby amended and restated in its entirety to read as follows:

“1.11 “Interest Rate” means: (i) so long as the aggregate principal amount of Loans outstanding is equal to or greater than $1,700,000, a simple interest rate of twenty-four percent (24%) per annum, and (ii) so long as the aggregate principal amount of Loans outstanding is less than $1,700,000, a simple interest rate of eighteen percent (18%) per annum; with the Interest Rate to be computed on a basis of a 365 or 366-day year, as applicable, and the actual number of days elapsed.”

b. Amendment of Section 1.18. Section 1.18 is hereby amended and restated in its entirety to read as follows:

“1.11 “Note Rate” means: (i) so long as the aggregate principal amount of Loans outstanding is equal to or greater than $1,700,000, a simple interest rate of twenty-four percent (24%) per annum, and (ii) so long as the aggregate principal amount of Loans outstanding is less than $1,700,000, a simple interest rate of eighteen percent (18%) per annum.”

c. Amendment of Section 2.01(a). The fourth (4th) sentence of Section 2.01(a) is hereby amended and restated in its entirety to read as follows:

“Except for the Revolving Credit Balance, the Borrower shall not be allowed to reborrow any amount which has been repaid at any time during the Non-Revolving Credit Period; for sake of clarity, the Borrower may reborrow any amount of the Revolving Credit Balance is has repaid during the Non-Revolving Credit Period.”

d. Amendment of Section 2.03(a). Section 2.03(a) is hereby amended and restated in its entirety to read as follows:

“(a) The Loans shall be evidenced by (1) a non-revolving credit note of Borrower payable to the order of the Lender in a principal amount up to $1,400,000 (the “Non-Revolving Credit Balance”) which non-revolving credit note shall be in substantially the form of Schedule II to the Credit Facility (with appropriate insertions) (as the same may from time to time be amended, modified, extended, renewed, restated or replaced, the “Non-Revolving Credit Note”), and (2) a revolving credit note of Borrower payable to the Lender in a principal amount up to the Revolving Credit Balance, which revolving credit note shall be in substantially the form as Exhibit A to this First Amendment and incorporated herein by reference (the “Revolving Credit Note”).”

e. Amendment to Schedule II. Schedule II to the Credit Facility (being the Non-Revolving Credit Note) shall be amended as follows: (i) all references to “$2,317,729.20” or “two million three hundred seventeen thousand seven hundred twenty-nine and 20/100 dollars” shall be amended and restated to read “$1,400,000” or “one million four hundred thousand dollars” as applicable.

f. Addition of Schedule II-B. Exhibit A to this First Amendment is hereby included in the Agreement as Schedule II-B.

4. Forbearance. For sake of clarity, the Parties (a) acknowledge that the Borrower is currently in default under the terms of the Credit Facility, (b) the Lender is granting the Borrower the Forbearance Period to cure the default, and (c) during the Forbearance Period, the Lender is waiving the Event of Default(s) and electing not to exercise its Event of Default remedies.

5. No Further Amendments. Except as expressly provided herein, the Credit Facility shall be unaffected hereby and shall remain in full force and effect.

6. Conflict. This First Amendment shall constitute and shall be interpreted as a written modification to the Credit Facility. In the event of a conflict between the terms of the Credit Facility or the First Amendment, the terms of this First Amendment shall control.

7. Incorporation by Reference. Section 9 of the Credit Facility, titled Miscellaneous is incorporated into this First Amendment by this reference.

8. Governing Law. This First Amendment and the rights of the Parties hereunder shall be governed by Section 9.06 of the Credit Facility.

9. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. A signed copy of this First Amendment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this First Amendment.

10. Satisfaction of Section 9.04. By executing this First Amendment, each Party hereto agrees and acknowledges that this First Amendment satisfies Section 9.04 of the Credit Facility and that upon full execution of this First Amendment, it shall become binding upon all Parties.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have duly executed this First Amendment as of the date set forth above.

LENDER:		BORROWER:

Bengal Catalyst Fund, LP		Body and Mind Inc.

By:	/s/ Joshua Rosen	By:	/s/ Michael Mills
Name:	Joshua Rosen	Name:	Michael Mills
Its:	Authorized Signatory	Its:	CEO

Address: 6608 E 2nd St. Scottsdale, AZ 85251 Email: josh@bengalcap.com	Address: 2625 N. Green Valley Parkway Suite 150 Henderson, NV 89014 Email: mmills@bodyandmind,com

EXHBIT A

to the First Amendment

SCHEDULE II-B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE HOLDER HEREOF SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY LOCATED AT 150-2625 N Green Valley Parkway, Henderson, NV 89014, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S OID CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE OID REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

REVOLVING CREDIT NOTE

Up to $ 833,334.00	Effective as of April 7, 2025

FOR VALUE RECEIVED, the undersigned, Body and Mind Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Bengal Catalyst Fund, LP, a Delaware limited partnership (“Lender”), the principal amount of eight hundred and thirty three thousand, three hundred and thirty four_ dollars ($ 833,334.00  ) or, if less, the aggregate unpaid principal amount of all Loans made pursuant to the non-revolving credit facility agreement effective as of September 9, 2024, as amended by that First Amendment, dated April 7, 2025, as it may hereafter be further amended, modified, extended or restated from time to time, (the “Agreement”), in lawful money of the United States of America and in immediately available funds, on or before the Maturity Date (as defined in the Agreement).  Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the rates of interest as provided in the Agreement, on the dates and in the manner provided in said Agreement.

Borrower hereby authorizes Lender to endorse on Annex 1 to the Agreement, the amount and type of all Loans made to the Borrower and all payments of by Borrower in respect of such Loans, which endorsements shall constitute prima facie evidence, absent manifest error, as to the outstanding principal amount of all Loans owed to Borrower; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligation of the Borrower under the Agreement or this Agreement.

The Agreement provides for the acceleration of the payment of principal of and interest on such Loans upon the happening of certain Events of Default as defined in the Agreement.  This Revolving Credit Note is issued under the Agreement, and incorporated herein.  Borrower waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with this Revolving Credit Note.   This Revolving Credit Note shall be governed by and construed in accordance with the laws of the State of Nevada.

Body and Mind Inc. (“Borrower”)

By:
Name:	Michael Mills
Its:	CEO